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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  June 13, 1996


                         Caribiner International, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


     1-14234                                             13-3466655
(Commission File Number)                   (I.R.S. Employer Identification No.)


   16 West 61st Street, New York, NY                              10023
(Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code:  (212) 541-5300


    ----------------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

(a) Pursuant to a (i) Share Sale Agreement, dated June 13, 1996 (the "Share Sale Agreement"), by and among Peter Devonald Berners-Price, Esq. ("Berners-Price") and others, Caribiner International, Inc. (the "Company") and Caribiner Holdings (UK) Limited ("Caribiner UK"), a wholly owned subsidiary of the Company, and (ii) a Share Purchase Agreement, dated June 13, 1996 (the "Share Purchase Agreement" and together with the Share Sale Agreement, the "Spectrum Agreements"), among Caribiner UK, Berners-Price, Mark Wallace, the Company and others, Caribiner UK acquired all of the outstanding Ordinary Shares of 10 pence each (the "Shares") of SCH International Limited (registered number: 2467201)
      (also known as Spectrum Communications Holdings International Limited) ("Spectrum") for an initial consideration (including the assumption of debt) of approximately $5,000,000 (Pound3.2 million) in cash. In addition, there will be contingent cash payments in the event that the acquired business meets certain performance goals during the Company's fiscal years ending September 30, 1997, 1998 and 1999.

         The Company financed the acquisition of the Shares from the Company's working capital (which funds were raised in the Company's initial public offering of Common Stock completed on March 15, 1996).

         The Share Sale Agreement is attached as Exhibit 2.1 and the Share Purchase Agreement is attached as Exhibit 2.2, and each such agreement is incorporated by reference in its entirety herein. The description of each of the Spectrum Agreements contained herein is qualified in its entirety by reference to each of the Spectrum Agreements.

         Attached as Exhibit 99.1 is the Company's press release announcing the completion of the transactions contemplated by the Spectrum Agreements.

(b)   Equipment or Other Physical Property

         Certain of the assets of Spectrum acquired by the Company pursuant to the Spectrum Agreements constitute equipment or other physical property. Such assets have been used by Spectrum in connection with its business communications services business. The Company intends to continue substantially the same use for such acquired assets.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Business Acquired

         It is currently impracticable for the Company to file with this Form 8-K the historical financial information of Spectrum required to be filed pursuant to the instructions to Form 8-K. Such financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed, and the Company expects such financial information to be available in August, 1996.

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(b)   Pro Forma Financial Information

         It is currently impracticable for the Company to file with this Form 8-K the pro forma financial information relative to the transactions contemplated by the Spectrum Agreements that is required to be filed pursuant to the instructions to Form 8-K. Such pro forma financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed, and the Company expects such financial information to be available in August, 1996.

(c)   Exhibits

      2.1 Share Sale Agreement, dated June 13, 1996, by and among Berners-Price and others, Caribiner UK and the Company (disclosure letter omitted-the Company agrees to furnish a copy of such letter to the Commission upon request).

      2.2 Share Sale Agreement, dated June 13, 1996, by and among Caribiner UK, Berners-Price, Mark Wallace, the Company and others.

      99.1  Press release, dated June 13, 1996.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  June 28, 1996         CARIBINER INTERNATIONAL, INC.

                              By:  /s/ Arthur F. Dignam
                                   ---------------------
                                   Name:  Arthur F. Dignam
                                   Title: Executive Vice President,
                                          Chief Financial and Administrative
                                          Officer


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                               INDEX TO EXHIBITS


Exhibit       Description                                            Page
- -------       -----------                                            ----

2.1 Share Sale Agreement, dated June 13, 1996, by and among Peter Devonald Berners-Price, Esq. ("Berners-Price") and others, Caribiner Holdings
              (UK) Limited ("Caribiner UK") and Caribiner
              International, Inc. (the "Company") (disclosure letter omitted the Company agrees to furnish a copy of such letter to the Commission upon request).


2.2 Share Purchase Agreement, dated June 13, 1996, by and among Caribiner UK, Berners-Price, Mark Wallace, the Company and others.


99.1          Press Release, dated June 13, 1996.


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